EXHIBIT 4.18

NAVIOS MARITIME HOLDINGS INC.

as the Issuer,

and

Wilmington Trust, National Association,

as Trustee

INDENTURE

Dated as of [●], [●]

$[●]

9.75% Senior Notes due 2024

Certain Sections of this Indenture relating to

Sections 310 through 318, inclusive, of the

Trust Indenture Act of 1939

Trust Indenture Act Sections	Indenture Sections
§ 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	7.10
(a)(4)	Not applicable
(a)(5)	7.03
(b)	7.11

§ 311(a)	7.11
(b)	7.11

§ 312(a)	2.05
(b)	13.03
(c)	13.03

§ 313(a)	7.06
(b)	7.06
(c)	7.06
(d)	Not applicable

§ 314(a)	4.17
(a)(4)	4.06
(b)	Not applicable
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	Not applicable
(d)	Not applicable
(e)	13.05

§ 315(a)	7.01
(b)	Not applicable
(c)	7.01
(d)	7.01
(e)	7.07

§ 316(a)	6.05
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	9.02
(b)	9.02
(c)	9.04

§ 317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
§ 318(a)	1.02

Note:     This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

i

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE dated as of [●], [●] between Navios Maritime Holdings Inc., a Republic of the Marshall Islands corporation (the “Issuer”) and Wilmington Trust, National Association, as Trustee (the “Trustee”).

The Issuer has duly authorized the creation of an issue of 9.75% Senior Notes due 2024 and, to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the valid and binding obligation of the Issuer and to make this Indenture a valid and binding agreement of the Issuer has been done.

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

Set forth below are certain defined terms used in this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” shall have correlative meanings, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For the purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any applicable United States federal, state or foreign law for the relief of debtors, or bankruptcy, insolvency, reorganization or other similar law.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” shall have correlative meanings.

“Board Resolution” means with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary (or individual with similar authority) of such Person, to have been duly adopted by the board of directors or such equivalent entity of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York, the location of the office of the Paying Agent or the location of the Corporate Trust Office of the Trustee are authorized or required by law to close.

“Cash Equivalents” means:

(1)    United States dollars or Euro or other currency of a member of the Organization for Economic Cooperation and Development (including such currencies as are held as overnight bank deposits and demand deposits with banks);

(2)    securities issued or directly and fully guaranteed or insured by the government of the United States or any Member State of the European Union or any other country whose sovereign debt has a rating of at least A3 from Moody’s and at least A- from S&P or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

(3)    demand and time deposits and eurodollar time deposits and certificates of deposit or bankers’ acceptances with maturities of one year or less from the date of acquisition, in each case, with any financial institution organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Rating Agency) or (b) having capital and surplus and undivided profits in excess of US$250.0 million;

(4)    repurchase obligations with a term of not more than 60 days for underlying securities of the types described in clause (2) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)    commercial paper and variable or fixed rate notes rated P-1 or higher by Moody’s or A-1 or higher by S&P and, in each case, maturing within one year after the date of acquisition;

(6)    money market funds that invest primarily in Cash Equivalents of the kinds described in clauses (1) through (5) of this definition;

(7)    instruments equivalent to those referred to in clauses (1) through (6) above denominated in any other foreign currency and comparable in credit quality and tenor to those referred to above and customarily to the extent reasonably required in connection with (a) any business conducted by the Issuer in such jurisdiction or (b) any investment in the jurisdiction in which such investment is made; and

(8)    local currency held by the Issuer or any of its subsidiaries from time to time in the ordinary course of business.

“Commission” means the U.S. Securities and Exchange Commission.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business with respect to this Indenture shall be administered, which office at the date hereof is located at Wilmington Trust, National Association, Global Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402 Attention: Navios Maritime Holdings Inc Administrator, and for Agent services such office shall also mean the office or agency of the Trustee located at Wilmington Trust, National Association, Global Capital Markets, 1100 North Market Street, Wilmington, Delaware 19890, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depository” means, with respect to the Global Notes, The Depository Trust Company, New York, New York, its nominees and any and all successors thereto appointed as depository hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto and, in each case, the rules and regulations promulgated by the Commission thereunder.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“guarantee” means as to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including through letters of credit and reimbursement agreements in respect thereof), of all or any part of any indebtedness of another Person.

“Holder” means a Person in whose name a Note is registered on the books maintained by the Registrar.

“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“interest” means, with respect to the Notes, interest on the Notes (regardless of whether so stated).

“Interest Payment Date” means each April 15 and October 15 starting with October 15, 2019.

“Issue Date” means [●], [●], the date of the original issuance of the Notes under this Indenture.

“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and any successor to its rating agency business.

“Notes” means the Issuer’s 9.75% Senior Notes due 2024 issued in accordance with Section 2.02 treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture.

“Officer” means, with respect to any Person, any of the following: the Chairman of the board of directors or such equivalent entity, the Chief Executive Officer, the Chief Financial Officer, the President, the Chief Operating Officer, any Vice President, any Assistant Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, the Controller or any other officer designated by the relevant board of directors, or such equivalent entity serving in a similar capacity.

“Officer’s Certificate” means a certificate delivered to the Trustee and signed on behalf of the Issuer by any one Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer, the controller, the general counsel or the principal accounting officer of the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel that meets the requirements of Sections 13.04 and 13.05. The counsel may be an employee of, or counsel to, the Issuer. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required in the relevant jurisdiction or related to the items covered by the opinion and counsel delivering such Opinions of Counsel may rely on certificates of the Issuer or governmental authority or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various covenants have been complied with.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity, whether legal or not.

“principal” means, with respect to the Notes, the principal of and premium, if any, on the Notes.

“Prospectus” means the prospectus of the Issuer relating to the Notes issued on the Issue Date, dated December 21, 2018.

“Rating Agencies” means Moody’s and S&P, or if Moody’s or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Record Date” means the applicable Record Date specified in the Notes.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

“Redemption Price,” when used with respect to any Note to be redeemed on a Redemption Date, means the price fixed for such redemption pursuant to and in accordance with this Indenture, exclusive of accrued and unpaid interest, if any, thereon to the Redemption Date, unless otherwise specifically provided herein.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, trust officer, assistant trust officer or any other officer of the Trustee who currently performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“S&P” means S&P Global Ratings (a division of S&P Global Inc.) or any successor to the rating agency business thereof.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

“Taxing Authority” means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect on the Issue Date.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York time) on the date not more than two Business Days prior to such determination.

SECTION 1.02. Other Definitions.

Term	Defined in Section
Additional Amounts	Section 4.20(b)
Additional Notes	Section 2.18
Authentication Order	Section 2.02
Base Currency	Section 13.16(b)(1)(A)
Code	Section 7.02(n)
Covenant Defeasance	Section 8.04
Event of Default	Section 6.01
Issuer Process Agent	Section 13.15(a)
Judgment Currency	Section 13.16(b)(1)(A)
Legal Defeasance	Section 8.03
Notice of Acceleration	Section 6.02
Participants	Section 2.15(a)
Paying Agent	Section 2.03
Physical Notes	Section 2.01
Process Agent	Section 13.15(b)
rate of exchange	Section 13.16(d)
Registrar	Section 2.03
Relevant Taxing Jurisdiction	Section 4.20(a)
Specified Courts	Section 13.08
Surviving Entity	Section 2.02
Third Party Process Agent	Section 13.15(b)
Trustee	Section 8.06

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” in respect of this Indenture or on the Notes means the Issuer.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the Trust Indenture Act provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 1.04. Rules of Construction.

For all purposes under this Indenture and the Notes, except as otherwise provided and unless the context otherwise requires:

(1)    a term has the meaning assigned to it;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP (for the avoidance of doubt, determinations of whether an action is for speculative purposes is not an accounting term);

(3)    words in the singular include the plural, and words in the plural include the singular;

(4)     “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5)    the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(6)    references to “$” or dollars are to United States dollars; and

(7)    references to subsidiaries are to subsidiaries of the Issuer.

ARTICLE TWO

THE NOTES

SECTION 2.01. Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A and bearing the applicable legends, if any, (the “Physical Notes”).

SECTION 2.02. Execution, Authentication and Denomination.

One Officer of the Issuer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been duly and validly authenticated under this Indenture.

The Trustee shall authenticate on the Issue Date, Notes for original issue in the aggregate principal amount not to exceed $[●] million upon a written order of the Issuer in the form of a certificate of an Officer of the Issuer (an “Authentication Order”). Such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, and whether the notes are Physical Notes or Global Notes or such other information as the Trustee may reasonably request.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and its Affiliates. The Trustee shall have the right to decline to authenticate and deliver any Notes under this Indenture if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

The Notes shall be issuable only in registered form without coupons in minimum denominations of $25 and integral multiples of $25 in excess thereof.

In case the Issuer, pursuant to and in accordance with Article Five, shall, in one or more related transactions, be consolidated or merged with or into any other Person, and the surviving Person resulting from such consolidation or surviving such merger or into which the Issuer shall have been merged, shall have assumed all of the obligations of the Issuer under the Notes and this Indenture pursuant to a supplemental indenture to be executed with the Trustee in accordance with Article Five (such Person, the “Surviving Entity”), any of the Global Notes authenticated or delivered prior to such consolidation or merger may, from time to time, at the request of the surviving Person, be exchanged for other Global Notes executed in the name of the surviving Person with only such changes in phraseology as may be appropriate to reflect the identity of the surviving Person, but otherwise in substance of like tenor, terms and conditions in all respects as the Global Notes surrendered for such exchange and of like principal amount; and the Trustee, upon the request of the surviving Person, shall authenticate and deliver Global Notes as specified in such request for the purpose of such exchange. If Global Notes shall at any time be authenticated and delivered in any new name of a Surviving Entity pursuant to this Section 2.02 in exchange or substitution for or upon registration of transfer of any Notes, such Surviving Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name, in accordance with the procedures of the Depository.

SECTION 2.03. Registrar and Paying Agent.

The Issuer shall maintain or cause to be maintained an office or agency in the United States where (a) Notes may be presented for payment or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain or cause to be maintained an office or agency in the United States for such purposes. At the option of the Issuer, the payment of interest, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that for Holders owning at least $100,000 aggregate principal amount of Notes that have given wire transfer instructions to the Issuer at least ten (10) Business Days prior to the applicable payment date, the Issuer shall make all payments of principal, interest, premium, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof. The Issuer or any subsidiary of the Issuer may act as Registrar or Paying Agent, except that for the purposes of Article Eight, neither the Issuer nor any Affiliate of the Issuer shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

To the extent necessary, the Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

The Issuer shall require each Paying Agent other than the Trustee, the Issuer or any subsidiary of the Issuer to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent (if other than the Issuer or a subsidiary of the Issuer) shall have no further liability for such assets. If the Issuer or a subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

The Issuer shall not be required and, without the prior written consent of the Issuer, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.07. Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met. Such Holder must provide evidence satisfactory to the Trustee of such loss, destruction or wrongful taking, and an indemnity bond, surety or other indemnity, sufficient in the judgment of the Trustee to protect the Trustee and in the judgment of the Issuer to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge such Holder for their respective reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel.

Every replacement Note is an additional obligation of the Issuer.

SECTION 2.08. Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note (subject to the provisions of Section 2.09).

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Issuer and a Responsible Officer of the Trustee receive written proof satisfactory to them that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue thereon. If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal Tender or non-callable U.S. Government Securities sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest ceases to accrue thereon.

SECTION 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of their Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10. Temporary Notes.

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes in equal principal amounts. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.11. Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a subsidiary), and no one else, shall cancel the Notes, and the Trustee or Registrar shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.

If the Issuer defaults in a payment of interest, if any, on the Notes, they shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the 15th day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuer or, at the Issuer’s request, the Trustee, shall deliver electronically or mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13. CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP” or “ISIN” numbers, and if so, the Trustee shall use the “CUSIP” or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the “CUSIP” or “ISIN” numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

SECTION 2.14. Deposit of Moneys.

Subject to Section 2 of the Notes, prior to 12:00 p.m. New York City time on each Interest Payment Date, Maturity Date or Redemption Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date or Redemption Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date or Redemption Date, as the case may be.

SECTION 2.15. Book-Entry Provisions for Global Notes.

(a)    The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of the Depository, (ii) be delivered to the Trustee as custodian for the Depository and (iii) bear legends as set forth in Exhibit B, as applicable.

Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuer, the Trustee and any agent of the

Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)    Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors and their respective nominees. Interests of Beneficial Owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests in Global Notes if (i) (a) the Depository notifies the Issuer that it is unwilling or unable to act as Depository for any Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act, and the Issuer so notify the Trustee in writing and a successor Depository is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from any owner of a beneficial interest in a Global Note to issue Physical Notes. Upon any issuance of a Physical Note in accordance with this Section 2.15(b) and upon receipt of a written instruction from the Issuer, the Trustee shall register such Physical Note in the name of, and shall cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Physical Notes shall bear the applicable legends, if any.

(c)    In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to Beneficial Owners pursuant to Section 2.15(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

(d)    In connection with the transfer of a Global Note as an entirety to Beneficial Owners pursuant to Section 2.15(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Issuer shall execute and (ii) the Trustee shall upon written instructions from the Issuer authenticate and deliver, to each Beneficial Owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e)    [Reserved]

(f)    The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16. Special Transfer and Exchange Provisions.

(a)    [Reserved].

(b)    [Reserved].

(c)    [Reserved].

(d)    [Reserved].

(e)    Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(f)    [Reserved].

(g)    General. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or Section 2.16. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Issuer and the Registrar are not required to transfer or exchange any Note selected for redemption, except the unredeemed portion of any Note being redeemed in part.

In connection with any proposed exchange of a Global Note for a Physical Note, the Issuer or the Depository shall provide or cause to be provided to the Trustee all information reasonably requested by the Trustee that is necessary to allow the Trustee to comply with any applicable tax reporting obligations. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

(h)    Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

SECTION 2.17. Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Issuer, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Issuer, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and neither the Issuer, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

SECTION 2.18. Additional Notes.

The Issuer may issue additional Notes having identical terms and conditions to the Notes issued on the Issue Date, other than with respect to the date of issuance, the issue price and the date from which interest first begins to accrue (the “Additional Notes”). The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture (except that any series of Notes that is not fungible with the Notes issued on the Issue Date for U.S. Federal income tax purposes may be treated for purposes of the provisions of this Indenture relating to transfer and exchange as a separate class that does not trade fungibly with Notes that have differing treatment under U.S. Federal income tax law and will be assigned a different CUSIP or other identification number).

ARTICLE THREE

REDEMPTION

SECTION 3.01. Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Issuer shall give notice of redemption to the Trustee at least 15 days but not more than 60 days before the Redemption Date (except that a notice issued in connection with a redemption referred to in Article Eight may be more than 60 days before such Redemption Date), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.

SECTION 3.02. Selection of Notes To Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption as follows:

(x)    if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(y)    if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method in accordance with the Trustee’s customary procedures (or, in the case of Notes issued in global form based on the method required by the Depository, if it is not so required, a method that most nearly approximates a pro rata selection in accordance with the Trustee’s customary procedures).

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed or purchased.

SECTION 3.03. Notice of Redemption.

(a)    At least 15 days but not more than 60 days before a Redemption Date (except that a notice issued in connection with a redemption referred to in Article Eight may be more than 60 days before such Redemption Date), the Issuer shall deliver electronically or mail or cause to be delivered electronically or mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address. Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:

(1)    the Redemption Date;

(2)    the Redemption Price and the amount of accrued interest, if any, to be paid;

(3)    the name and address of the Paying Agent;

(4)    that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(5)    that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(6)    if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof; provided that each new Note will be in a minimum principal amount of $25 or an integral multiple of $25 in excess thereof;

(7)    if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

(8)    the Section of the Notes or this Indenture, as applicable, pursuant to which the Notes are to be redeemed.

The notice, if given in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. In connection with any redemption of the Notes, any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice of redemption is subject to one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all of such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. If any such condition precedent has not been satisfied, the Issuer shall provide written notice to the Trustee prior to the close of business two Business Days prior to the Redemption Date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the Notes shall be rescinded or delayed as provided in such notice. Upon receipt, the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption was given.

(b)    At the Issuer’s request, the Trustee shall give the notice of redemption to each Holder in the Issuer’s name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 30 days prior to the Redemption Date (unless a shorter time period is agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a). The notice, if given in the manner provided herein, shall be presumed to have been given, whether or not the Holder receives such notice.

SECTION 3.04. Effect of Notice of Redemption.

Once notice of redemption is given in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any, subject to the satisfaction of any conditions precedent. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest, if any, thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date, interest, if any, shall cease to accrue on Notes or portions thereof called for redemption unless the Issuer has not complied with its respective obligations pursuant to Section 3.05 or any conditions precedent are not satisfied. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price.

On or before 12:00 p.m. New York time on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes (or portions thereof) to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer after the Redemption Date any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price (including accrued and unpaid interest, if any) for all Notes to be redeemed. In addition, so long as no payment Default or Event of Default has occurred and is continuing, all money, if any, earned on funds held by the Paying Agent shall be remitted to the Issuer to the extent not applied to payments on the Notes.

SECTION 3.06. Notes Redeemed in Part.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes; provided that each new Note will be in a minimum principal amount of $25 or an integral multiple of $25 in excess thereof.

SECTION 3.07. Optional Redemption.

The Notes shall be optionally redeemable as set forth in Section 5 of the Notes. Any such redemption shall be made in accordance with the provisions of this Article Three. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Notes.

The Issuer shall pay the principal of (and premium, if any) and interest on the Notes in the manner provided in the Notes and this Indenture. An installment of principal of, or interest, if any, on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent, other than the Issuer or a subsidiary of the Issuer, (or if the Issuer or any of its subsidiaries is the Paying Agent, the segregated account or separate trust fund maintained by the Issuer or such subsidiary pursuant to Section 2.04) holds on that date as of 12:00 p.m. New York City time U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuer shall pay interest on overdue principal (including, without limitation, post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, if any, to the extent lawful, at the same rate per annum borne by the Notes.

SECTION 4.02. Maintenance of Office or Agency.

The Issuer shall maintain the office required under Section 2.03 (which may be an office of the Trustee or an affiliate of the Trustee or Registrar). The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02; provided that the office or agency of the Trustee shall not be an office or agency of the Issuer for the purposes of service of legal process against the Issuer, which service of legal process agent shall be as provided in Section 13.15.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented for payment or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 of this Indenture.

SECTION 4.03. [Reserved].

SECTION 4.04. [Reserved].

SECTION 4.05. [Reserved].

SECTION 4.06. Compliance Certificate; Notice of Default.

(a)    The Issuer shall deliver to the Trustee, within 165 days after the close of each fiscal year, an Officer’s Certificate signed by its chief executive officer, chief financial officer or chief accounting officer, stating that a review of the activities of the Issuer, has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s actual knowledge, the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled its obligations under this Indenture in all material respects and as of the date of such certificate, there is no Default or Event of Default that has occurred and is or, if such signing Officer does know of such Default or Event of Default, the certificate shall specify such Default or Event of Default and what action, if any, the Issuer is taking or proposes to take with respect thereto. The Officer’s Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end.

(b)    The Issuer shall deliver to the Trustee as promptly as practicable and in any event within 30 days after the Issuer (or any of its Officers) becomes aware of the occurrence of any Default an Officer’s Certificate specifying the Default or Event of Default and what action, if any, the Issuer is taking or proposes to take with respect thereto.

SECTION 4.07. [Reserved].

SECTION 4.08. [Reserved].

SECTION 4.09. [Reserved].

SECTION 4.10. [Reserved].

SECTION 4.11. [Reserved].

SECTION 4.12. [Reserved].

SECTION 4.13. [Reserved].

SECTION 4.14. [Reserved].

SECTION 4.15. [Reserved].

SECTION 4.16. [Reserved].

SECTION 4.17. Reports to Holders.

(a)    The Issuer shall deliver to the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of those portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Issuer shall also comply with the provisions of TIA Section 314(a).

(b)    Notwithstanding the foregoing, the Issuer will be deemed to have furnished in compliance with this Section 4.17 such reports referred to in Section 4.17(a) to the Trustee and the Holders if the Issuer has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available.

(c)    The Trustee shall have no responsibility for the filing, timeliness or content of reports.

(d)    Delivery of the reports, information and documents in accordance with this covenant shall satisfy the Issuer’s obligation to make such delivery, but, in the case of the Trustee, such delivery shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

SECTION 4.18. [Reserved].

SECTION 4.19. [Reserved].

SECTION 4.20. Payment of Additional Amounts.

(a)    All payments made by the Issuer under or with respect to the Notes shall be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority in any jurisdiction in which the Issuer is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made (each, a “Relevant Taxing Jurisdiction”), unless the Issuer is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.

(b)    If the Issuer is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, the Issuer shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction shall equal the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts shall payable with respect to any Tax:

(1)    that would not have been imposed, payable or due but for the existence of any present or former connection between the Holder (or the Beneficial Owner of, or person ultimately entitled to obtain an interest in, such Notes) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere holding of the Notes or enforcement of rights under such Note or the receipt of payments in respect of such Note;

(2)    that would not have been imposed, payable or due but for the failure to satisfy any certification, identification or other reporting requirements whether imposed by statute, treaty, regulation or administrative practice; provided, however, that the Issuer has delivered a request to the Holder to comply with such requirements at least 30 days prior to the date by which such compliance is required;

(3)    that would not have been imposed, payable or due if the presentation of Notes (where presentation is required) for payment had occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later;

(4)    subject to Section 4.20(e), that is an estate, inheritance, gift, sales, excise, transfer or personal property tax, assessment or charge; or

(5)    as a result of a combination of the foregoing clauses (1) through (4).

In addition, Additional Amounts shall not be payable if the Beneficial Owner of, or person ultimately entitled to obtain an interest in, such Notes had been the Holder and such Beneficial Owner would not be entitled to the payment of Additional Amounts by reason of clause (1), (2), (3), (4) or (5) above. In addition, Additional Amounts shall not be payable with respect to any Tax which is payable otherwise than by withholding from any payment under, or in respect of the Notes.

(c)    Whenever in this Indenture or the Notes there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, premium, if any, interest, if any, or of any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(d)    Upon request, the Issuer shall provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts.

(e)    The Issuer shall pay any present or future stamp, court or documentary taxes, or any similar taxes, charges or levies which arise in any Relevant Taxing Jurisdiction from the execution, delivery or registration of the Notes, this Indenture or any other document or instrument referred to therein, or the receipt of any payments with respect to or enforcement of, the Notes.

(f)    Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from any payments under this Indenture; provided that the foregoing shall not limit the obligation of the Issuer to pay Additional Amounts as set forth in this Section 4.20.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. [Reserved].

SECTION 5.02. Successor Substituted.

Upon any consolidation or merger of the Issuer with and into another Person, the successor formed by such consolidation or into or with which the Issuer is merged (if not the Issuer itself) shall succeed to, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor had been named as the Issuer herein and shall be substituted for the Issuer (so that from and after the date of such consolidation or merger, the provisions of this Indenture referring to the “Issuer,” shall refer instead to the successor and not to the Issuer). Upon receipt of the documents required by Sections 9.06 and 13.04, the Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

Each of the following is an “Event of Default”:

(1)    default by the Issuer for 30 consecutive days in the payment when due and payable of interest and Additional Amounts, if any, on the Notes;

(2)    default by the Issuer in the payment when due and payable of the principal of or premium, if any, on the Notes; and

(3)    the Issuer as debtor in an involuntary case, pursuant to or within the meaning of any Bankruptcy Law:

(a)    commences a voluntary case or proceeding,

(b)    consents to the entry of an order for relief or decree against it in an involuntary case or proceeding,

(c)    consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d)    makes a general assignment for the benefit of its creditors;

(e)    admits in writing its inability to pay its debts generally as they become due; or

(f)    files a petition or answer or consent seeking reorganization or relief; and

(4)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that

(a)    is for relief against the Issuer as debtor in an involuntary case or proceeding;

(b)    appoints a Custodian of the Issuer or a Custodian for all or substantially all of the assets of the Issuer or adjudges any such entity or group a bankrupt or insolvent or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such entity or group; or

(c)    orders the winding up or liquidation of the Issuer;

and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02. Acceleration.

In the case of an Event of Default specified in clause (3) or (4) of Section 6.01, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee, by written notice to the Issuer, or the Holders of at least 30% in principal amount of the then outstanding Notes, by written notice to the Trustee and the Issuer, may declare all the Notes to be due and payable. Any such notice from the Trustee or Holders shall specify the applicable Event(s) of Default and state that such notice is a “Notice of Acceleration.” Upon such declaration of acceleration pursuant to a Notice of Acceleration, the aggregate principal of and accrued and unpaid interest, if any, on the outstanding Notes shall become due and payable without further action or notice.

SECTION 6.03. Other Remedies.

If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by notice to the Trustee may rescind an acceleration or waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of principal of, or interest or premium on, any Note as specified in Section 6.01(1) or (2). In case of any such rescission or waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. Upon any such rescission or waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such rescission or waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority.

The Holders of not less than a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to such Holders), or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to security or indemnification satisfactory to the Trustee against any loss, liability or expense that may be caused by taking such action or following such direction.

SECTION 6.06. Limitation on Suits.

No Holder shall have any right to institute any proceeding with respect to this Indenture or the Notes or for any remedy hereunder or thereunder, unless:

(1)    an Event of Default has occurred and is continuing and such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)    Holders of at least 30% in aggregate principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3)    such Holders have offered and, if requested, provided the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense in complying with such request;

(4)    the Trustee has not complied with such request within 60 days after the receipt thereof and the offer or provision of security or indemnity; and

(5)    Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

However, such limitations shall not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest or premium (if any) on, such Note on or after the due date therefor.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07. Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and interest, if any, on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder except to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment or waiver of the lien of this Indenture.

SECTION 6.08. Collection Suit by Trustee.

If an Event of Default in payment of principal, interest or premium specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal, premium and accrued interest (if any) and fees remaining unpaid, together with interest, if any, on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee (acting in any capacity hereunder), its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceedings whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10. Priorities.

If the Trustee collects any money or property pursuant to this Article Six or any other provision of this Indenture, it shall pay out the money or property in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Third: to Holders for principal amounts due and unpaid on the Notes and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium;

Fourth: without duplication, to the Holders, for any other obligations due to them hereunder or under the Notes, pro rata based on the amounts of such obligations; and

Fifth: to the Issuer or as otherwise directed by a court of competent jurisdiction.

The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)    Except during the continuance of an Event of Default:

(1)    the Trustee need perform only those duties as are specifically set forth herein or in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee; and

(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officer’s Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)    this paragraph does not limit the effect of Section 7.01(b);

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(e)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)    In the absence of negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

(h)    [Reserved]

SECTION 7.02. Rights of Trustee.

(a)    The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any Board Resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 13.05 (provided that no Opinion of Counsel shall be required in connection with the initial issuance of Notes on the Issue Date). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)    The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture whether on its own motion or at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any Board Resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer.

(h)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(j)    Except with respect to Section 4.01 (if the Trustee is the Paying Agent) and Section 4.06, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article Four. In addition, the Trustee shall not be deemed to have knowledge of a Default or Event of Default except (i) any Default or Event of Default occurring pursuant to Section 6.01(1) or 6.01(2), if the Trustee is the Paying Agent or (ii) any Default or Event of Default of which the Trustee shall have received written notification.

(k)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee as Trustee, Registrar and Paying Agent, and to each agent, custodian and other Person employed to act hereunder.

(l)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)    The Trustee may request that the Issuer deliver a certificate in the form of Exhibit C setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(n)    For certain payments made pursuant to this Indenture, the Trustee may be required to make a “reportable payment” or “withholdable payment” and in such cases the Trustee shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under the United States Internal Revenue Code of 1986, as amended (the “Code”). The Trustee shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All parties to this Indenture shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Trustee on or prior to the date hereof, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Trustee shall have the right to request from any party to this Indenture, or any other person or entity entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Trustee to satisfy their respective reporting and withholding obligations under the Code. To the extent any such forms required to be delivered under this Section 7.02(n) are not provided by the time the related payment is required to be made or are reasonably determined by the Trustee to be incomplete and/or inaccurate in any material respect, the Trustee shall be entitled to withhold on any such payments to the extent withholding is required under Chapters 3, 4, 24 or 61 of the Code, and shall have no obligation to gross up any such payment. The Trustee shall not be responsible for any tax withholding and reporting required pursuant to the laws of any country other than the United States of America.

(o)    Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

SECTION 7.03. Individual Rights of Trustee.

The Trustee may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its subsidiaries or its respective Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Disclaimer of Trustee.

The Trustee shall not be responsible for and make no representation as to the validity or adequacy of this Indenture or the Notes covered thereby, and they shall not be accountable for the Issuer’s use of the proceeds from the Notes, and they shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05. Notice of Default.

If a Default or Event of Default occurs and is continuing and the Trustee receives actual notice of such Default or Event of Default, the Trustee shall deliver electronically or mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs or promptly after obtaining actual knowledge thereof, if later.

SECTION 7.06. Reports by Trustee to Holders.

Within 60 days after each February 1, beginning with February 1, 2020, the Trustee shall, to the extent that any of the events described in Trust Indenture Act § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that would be required by Trust Indenture Act § 313(a). The Trustee also shall comply with Trust Indenture Act §§ 313(b) and 313(c).

SECTION 7.07. Compensation and Indemnity.

The Issuer shall pay to the Trustee (acting in any capacity hereunder) from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services rendered by it hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it (acting in any capacity hereunder) in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Issuer shall indemnify the Trustee (acting in any capacity hereunder) or any predecessor Trustee and its officers, directors, employees and agents for, and hold them harmless against, any and all loss, damage, claims, liability or reasonable expenses, including taxes (other than taxes based upon, measured by or determined by the income of such Person), liability or expense incurred by them except for such actions to the extent caused by any negligence or willful misconduct on their part as finally adjudicated by a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder and including reasonable attorneys’ fees and expenses and court costs incurred in connection with any action, claim or suit brought to enforce the Trustee’s right to compensation, reimbursement or indemnification or this Section 7.07. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents subject to the claim may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through the Trustee’s negligence or willful misconduct under this Indenture as finally adjudicated by a court of competent jurisdiction.

To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Notes.

Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

When the Trustee incurs expenses or renders services after a Default specified in 6.01(3) or (4) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

The Trustee may resign at any time upon 30 days’ written notice to the Issuer in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee upon 30 days written notice to the Issuer and the Trustee and may appoint a successor Trustee (which Trustee shall be reasonably acceptable to the Issuer). The Issuer may remove the Trustee if:

(1)    the Trustee fails to comply with Section 7.10;

(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)    a receiver or other public officer takes charge of the Trustee or its property; or

(4)    the Trustee becomes incapable of acting as Trustee hereunder.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee hereunder to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall deliver electronically or mail notice of its succession to each Holder. The retiring or removed Trustee shall have no responsibility or liability for the action or inaction of any successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person, without any further act, shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided that such Person shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act §§ 310(a)(1), 310(a)(2), 310(a)(3) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met. The provisions of Trust Indenture Act § 310 shall apply to the Issuer and any other obligor of the Notes.

SECTION 7.11. Preferential Collection of Claims Against the Issuer.

The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a). The Trustee hereby waives any right to set-off any claim that it may have against the Issuer in any capacity (other than as Trustee, Paying Agent or any other role related to this Indenture) against any of the assets of the Issuer held by the Trustee under this Indenture.

ARTICLE EIGHT

SATISFACTION OR DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of the Issuer’s Obligations.

The Issuer may terminate their obligations under the Notes and this Indenture and this Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder and then outstanding, except those obligations referred to in the penultimate paragraph of this Section 8.01, when:

(1)    either:

(a)    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from the trust, have been delivered to the Trustee for cancellation; or

(b)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption pursuant to Section 5 of the Notes and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash or Cash Equivalents in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal and premium, if any, and accrued interest to the date of maturity or redemption;

(2)    no Default or Event of Default has occurred and is continuing on the date of the deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit including the incurrence of liens in connection with such borrowings) and the deposit shall not result in a breach or violation of, or constitute a default under this Indenture;

(3)    the Issuer has paid or caused to be paid all sums payable by them under this Indenture; and

(4)    the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

In the case of clause (1)(b) of this Section 8.01, and subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer’s obligations in Sections 2.03, 2.05, 2.06, 2.07, 2.08, 2.12, 4.01, 4.02, 7.07, 8.06 and 8.08 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Issuer’s obligations in Sections 7.07, 8.06 and 8.08 shall survive.

After the delivery of such documents by the Issuer, and, if required, irrevocable deposit of sufficient funds, the Trustee upon request shall acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02. Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at the option of their Boards of Directors evidenced by a Board Resolution set forth in an Officer’s Certificate, and at any time, elect to have either Section 8.03 or 8.04 applied to all outstanding Notes upon compliance with the conditions set forth in this Article Eight.

SECTION 8.03. Legal Defeasance.

Upon the Issuer’s exercise under Section 8.02 of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.05, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). Such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all of their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)    the rights of Holders of outstanding Notes to receive payments in respect of the principal of or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.06;

(2)    the Issuer’s obligations with respect to the Notes under Article Two and Section 4.02;

(3)    the rights, powers, trusts, duties, exemptions from liability, immunities and indemnities of the Trustee hereunder, and the Issuer’s obligations in connection therewith; and

(4)    this Article Eight.

Subject to compliance with this Article Eight, the Issuer may exercise their option under this Section 8.03 notwithstanding the prior exercise of their option under Section 8.04.

SECTION 8.04. Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.02 of the option applicable to this Section 8.04, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.05, be released from each of their obligations under the covenants contained in Section 4 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.05 are satisfied (hereinafter, “Covenant Defeasance”) and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply, shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under 8.02 of the option applicable to this Section 8.04, subject to the satisfaction of the conditions set forth in Section 8.04, Section 6.01(3) and Section 6.01(4) shall not constitute Events of Default.

SECTION 8.05. Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Sections 8.03 or 8.04:

(1)    the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as shall be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of or interest and premium, if any, on the outstanding Notes on the stated maturity or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

(2)    in the case of an election under Section 8.03, the Issuer must deliver to the Trustee an Opinion of Counsel to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)    in the case of an election under Section 8.04, the Issuer must deliver to the Trustee an Opinion of Counsel to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)    no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from, or otherwise arising in connection with, the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowing);

(5)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound;

(6)    the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer or any of its subsidiaries or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or any of its subsidiaries or others; and

(7)    the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to an election under Section 8.03 need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation shall become due and payable within one year under arrangements reasonably satisfactory to the Trustee for the giving of a notice of redemption by the Trustee in the name and at the expense of the Issuer.

If the funds deposited with the trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the obligations of the Issuer under this Indenture will be revived and no such defeasance will be deemed to have occurred.

SECTION 8.06. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.07, all cash, Cash Equivalents and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.06, the “Trustee”) pursuant to Article Eight in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article Eight to the contrary, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a firm of independent public accountants or any investment bank or appraisal firm, in each case nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07. Repayment to the Issuers.

Subject to applicable escheatment laws, any money deposited with the Trustee or any Paying Agent, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall promptly be paid to the Issuer on their written request or shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

SECTION 8.08. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with this Article Eight, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article Eight, as the case may be; provided, however, that (a) if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent and (b) so long as no Event of Default has occurred and is continuing, unless otherwise required by any legal proceeding or any other order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. obligations (in each case to the extent remaining in their possession) to the Issuer promptly after receiving a written request therefore at any time, if such reinstatement of the Issuer’s obligations has occurred and continues to be in effect other than such money as has been applied to payment on the Notes.

The Issuer shall be entitled to cure any event resulting in the reinstatement of its obligations hereunder.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

The Issuer and the Trustee, as applicable, may amend, waive, supplement or otherwise modify this Indenture and the Notes or any other agreement or instrument entered into in connection with this Indenture without notice to or consent of any Holder:

(1)    to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)    to provide for the assumption of the Issuer’s obligations to Holders in the case of a merger, amalgamation or consolidation;

(4)    to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Indenture of any such Holder as set forth in an Officer’s Certificate delivered to the Trustee;

(5)    to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(6)    [Reserved];

(7)    [Reserved];

(8)    to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

(9)    to comply with the rules of any applicable securities depository;

(10)    to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” in the Prospectus to the extent that such provision in the “Description of Notes” was intended by the Issuer (as demonstrated by an Officer’s Certificate) to be a substantially verbatim recitation of a provision of this Indenture or the Notes;

(11)    to add to the covenants of the Issuer for the benefit of the Holders or surrender any rights or powers conferred upon the Issuer; and

(12)    subject to any requirements of the Depository, to provide for a reduction in the minimum denomination of the Notes.

Upon the request of the Issuer accompanied by a Board Resolution of its Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of any documents requested under Section 7.02(b) or required by Section 9.06 and Section 13.04, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. With Consent of Holders.

(a)    Subject to Sections 9.01 and this 9.02, the Issuer and the Trustee, together, with the written or electronic consent of the Holder or Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), may amend or supplement this Indenture or the Notes, and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b)    Notwithstanding Section 9.02(a), without the consent of the Issuer and each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)    reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than subject to the procedures of the Depository, if applicable, the number of days in advance of the redemption of Notes that notice of redemption has been given);

(3)    reduce the rate of or change the time for payment of interest on any Note;

(4)    waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes in accordance with the provisions of this Indenture and a waiver of the Default or Event of Default that resulted from such acceleration);

(5)    make any Note payable in money other than that stated in the Notes;

(6)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium, if any, on the Notes, or Additional Amounts, if any;

(7)    waive a redemption payment with respect to any Note;

(8)    [Reserved];

(9)    [Reserved]; or

(10)    make any change to this Section 9.02.

(c)    [Reserved].

(d)    It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(e)    A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder’s Notes shall not be rendered invalid by such tender or exchange.

(f)    After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall deliver electronically or mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03 Compliance with the Trust Indenture Act

From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement of this Indenture or the Notes shall be set forth in a document that complies with the Trust Indenture Act as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuer shall inform the Trustee in writing of the fixed record date if applicable.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (10) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that the Issuer and the Trustee are able to identify the particular Note which has so consented; provided, further, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest (if any) and premium on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05. Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuer’s expense. Alternatively, if the Issuer or the Trustee so determine, the Issuer in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee To Sign Amendments, Etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and, subject to Section 7.01, shall be fully protected in conclusively relying upon, an Opinion of Counsel and an Officer’s Certificate, each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that such amendment or supplement is the legal, valid and binding obligation of the Issuer or any surviving Person as applicable, enforceable against them in accordance with their terms. Such Opinion of Counsel shall be at the expense of the Issuer.

Upon the execution of any amended or supplemental indenture pursuant to and in accordance with this Article Nine, this Indenture shall be modified in accordance therewith, and such amended or supplemental Indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE TEN

[RESERVED]

ARTICLE ELEVEN

[RESERVED]

ARTICLE TWELVE

[RESERVED]

ARTICLE THIRTEEN

MISCELLANEOUS

SECTION 13.01. [Reserved].

SECTION 13.02. Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested or by electronic delivery, addressed as follows:

if to the Issuer:

c/o Navios Maritime Holdings Inc.

7, Avenue de Grande Bretagne, Office 11B2

Monte Carlo, MC 9800

Attn: Executive Vice President – Legal

Telephone: +30-210-4595000

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attn: Mark Hayek

Telephone: (212) 859-8000

Facsimile: (212) 859-4000

if to the Trustee:

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Attention: Navios Maritime Holdings Note Administrator

Facsimile: (612) 217-5651

The Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered or delivered electronically when replied to; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 13.03. Communications by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1)    an Officer’s Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)    an Opinion of Counsel stating that, in the opinion of such counsel (who may rely upon Officer’s Certificates as to matters of fact), all such conditions precedent have been satisfied; provided, however, that such opinion shall not be required in connection with the initial issuance of the Notes hereunder.

SECTION 13.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 4.06, shall include:

(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4)    a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been satisfied or complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 13.06. Rules by Paying Agent or Registrar.

The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions.

SECTION 13.07. Legal Holidays.

If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day without the accrual of additional interest in the intervening period.

SECTION 13.08. GOVERNING LAW; WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Any legal suit, action or proceeding arising out of or based upon this Indenture, the Notes, or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 13.02 shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any suit, action or other proceeding has been brought in an inconvenient forum.

SECTION 13.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, future or present director, Officer, employee, incorporator, member, manager, agent or shareholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability to the fullest extent permitted by law. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.11. Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.12. Duplicate Originals.

All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, pdf or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, pdf or other electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 13.13. Severability.

To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.14. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.15. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

(a)    The Issuer hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding brought against them with respect to their obligations, liabilities or any other matter arising out of or in connection with this Indenture, by serving a copy thereof upon any employee of any of the Issuer (in such capacity, the “Issuer Process Agent”) at any business location that the Issuer may maintain from time to time in the United States including, without limitation, at the offices of Navios Corporation located at 825 Third Avenue, 34th Floor, New York, NY 10022.

(b)    If at any time the Issuer does not maintain a bona fide business location in the State of New York, then the Issuer shall promptly (and in any event within 10 days) irrevocably designate, appoint and empower CT Corporation System, with offices currently at 111 Eighth Avenue, New York, New York 10011 (or another third party corporate service provider of national standing), as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it in any such United States or state court located in the County of New York with respect to their obligations, liabilities or any other matter arising out of or in connection with this Indenture and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts (the “Third Party Process Agent”; each of the Issuer Process Agent or the Third Party Process Agent, a “Process Agent”) and pay all fees and expenses required by the Third Party Process Agent in connection therewith. If for any reason such Third Party Process Agent hereunder shall cease to be available to act as such, the Issuer agrees to designate a new Third Party Process Agent in the County of New York on the terms and for the purposes of this Section 13.15.

(c)    The Issuer further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against them by (i) serving a copy thereof upon any of the relevant Process Agents specified in clauses (a) through (b) above, or (ii) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Issuer, at its address specified in or designated pursuant to this Indenture. The Issuer agrees that the failure of any Process Agent, to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

(d)    The Issuer agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall in any way be deemed to limit the ability of the Trustee or any Holder to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Issuer or bring actions, suits or proceedings against them in such other jurisdictions, and in such manner, as may be permitted by applicable law.

(e)    The provisions of this Section 13.15 shall survive any termination of this Indenture, in whole or in part.

(f)    The Issuer hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The Issuer and its obligations under this Indenture and the Notes are subject to civil and commercial law and to suit and neither the Issuer nor any of its properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Republic of the Marshall Islands, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Indenture and the Notes; and, to the extent that the Issuer or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Issuer waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Indenture and the Notes.

SECTION 13.16. Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

(a)    U.S. dollars are the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Notes or this Indenture, including damages related thereto. Any amount received or recovered in a currency other than U.S. dollars by the Trustee or any Holder (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under the Notes, the Issuer shall indemnify it against any loss sustained by it as a result as set forth in Section 13.16(b). In any event, the Issuer shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 13.16, it shall be sufficient for the Trustee or such Holder to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 13.16 constitute separate and independent obligations from other obligations of the Issuer, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Trustee or any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes.

(b)    The Issuer covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture:

(1)    (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B)    If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt shall produce the amount in the Base Currency originally due.

(2)    In the event of the winding-up of the Issuer at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the U.S. Dollar Equivalent of the amount due or contingently due under the Notes and this Indenture (other than under this subsection (b)(2)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(2), the final date for the filing of proofs of claim in the winding-up of the Issuer shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c)    The obligations contained in subsections (a), (b)(1)(B) and (b)(2) of this Section 13.16 shall constitute separate and independent obligations from the other obligations of the Issuer under this Indenture, shall give rise to separate and independent causes of action against Issuer, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(2) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or the liquidator or otherwise or any of them. In the case of subsection (b)(2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d)    The term “rate of exchange” shall mean the rate of exchange quoted in the Wall Street Journal (or, if not available, such successor publication) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(1) and (b)(2) above and includes any premiums and costs of exchange payable.

SECTION 13.17. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

NAVIOS MARITIME HOLDINGS INC., as the Issuer

By:
Name:
Title

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee

By:
Name:
Title:

[Signature Page to Indenture — Trustee]

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

NAVIOS MARITIME HOLDINGS INC.

9.75% Senior Notes due 2024

CUSIP No.

ISIN No.

No.	$

NAVIOS MARITIME HOLDINGS INC., a Republic of the Marshall Islands corporation, as issuer, (the “Issuer”), for value received, promises to pay to                        or its registered assigns, the principal sum of                        U.S. dollars [or such other amount as is provided in a schedule attached hereto]3 on April 15, 2024.

Interest Payment Dates: April 15 and October 15, commencing October 15, 2019.

Record Dates: April 1 and October 1.

Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

[3]	This language should be included only if the Note is issued in global form.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized Officer.

Dated:

NAVIOS MARITIME HOLDINGS INC., as the Issuer

By:
Name:
Title

FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 9.75% Senior Notes due 2024 described in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory
Name:
Title

(Reverse of Note)

9.75% Senior Notes due 2024

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1. Interest. Navios Maritime Holdings Inc., a Republic of the Marshall Islands corporation, as issuer, (the “Issuer”), promises to pay interest on the principal amount of this Note at 9.75% per annum from [●], [●] until maturity. The Issuer shall pay interest semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing [●], [●]. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (in each case without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2. Method of Payment. The Issuer shall pay interest, if any, on the Notes to the Persons who are registered Holders at the close of business on April 1 or October 1 (whether or not a Business Day) immediately preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be issued in denominations of $25 and integral multiples of $25 in excess thereof. The Issuer shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest, if any, on the Notes shall be payable at the office or agency of the Issuer maintained in the United States for such purpose except that, at the option of the Issuer, the payment of interest, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that for Holders owning at least $100,000 aggregate principal amount of Notes that have given wire transfer instructions to the Issuer at least ten (10) Business Days prior to the applicable payment date, the Issuer shall make all payments of principal, interest and premium, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in the United States shall be the office of the Trustee maintained for such purpose.

SECTION 3. Paying Agent and Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. Except as provided in the Indenture, any of the Issuer’s subsidiaries may act in any such capacity.

SECTION 4. Indenture. The Issuer issued the Notes under an Indenture dated as of [●], [●] (the “Indenture”) by and between the Issuer and Wilmington Trust, National Association, as Trustee. The Notes are subject to all terms contained in the Indenture, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SECTION 5. Optional Redemption. On or after the Issue Date, the Issuer will have the option to redeem the Notes, in whole or in part, at its option at any time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on the Notes to be redeemed to, but excluding, the date on which the Notes are to be redeemed.

SECTION 6. [Reserved].

SECTION 7. [Reserved]

SECTION 8. Selection and Notice of Redemption. Notes in denominations larger than $25 may be redeemed in part; provided that Notes shall be redeemed only in integral multiples of $25 unless all Notes held by a Holder are to be redeemed. Notice of redemption shall be delivered electronically or mailed by first class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. In connection with any redemption of Notes, any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. If any such condition precedent has not been satisfied, the Issuer shall provide written notice to the Trustee prior to the close of business two business days prior to the Redemption Date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the Notes shall be rescinded or delayed as provided in such notice. Upon receipt, the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption was given. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption subject to the satisfaction of any conditions precedent. On and after the Redemption Date, interest, if any, shall cease to accrue on Notes or portions thereof called for redemption, unless the Issuer defaults in the payment of the Redemption Price or any conditions precedent are not satisfied.

SECTION 9. Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 10. [Reserved].

SECTION 11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $25 and integral multiples of $25 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer and the Registrar are not required to transfer or exchange any Note selected for redemption, except the unredeemed portion of any Note being redeemed in part. Also, the Issuer and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

SECTION 12. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 13. Amendment, Supplement and Waiver. The Indenture and the Notes may be amended, supplemented or waived as set forth in, and subject to the terms and conditions of, the Indenture.

SECTION 14. Defaults and Remedies. The Events of Default relating to the Notes are set forth in Section 6.01 of the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes rescind an acceleration or waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes, subject to certain conditions being met. The Issuer shall deliver to the trustee a written statement specifying any Default or Event of Default within 30 days of becoming aware thereof.

SECTION 15. Additional Amounts. All payments made by the Issuer under or with respect to this Note shall be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, to the extent provided in Section 4.20 of the Indenture.

SECTION 16. [Reserved].

SECTION 17. No Recourse Against Others. No past, future or present director, Officer, employee, incorporator, member, manager, agent or shareholder of the Issuer shall have any liability for any obligations of the Issuer under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. The Holder by accepting this Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of this Note.

SECTION 18. [Reserved].

SECTION 19. Trustee Dealings with the Issuer. Subject to certain terms set forth in the Indenture, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its subsidiaries or their respective Affiliates as if it were not the Trustee.

SECTION 20. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 22. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 23. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuer shall furnish to any Holder upon written request directed to Navios Maritime Holdings Inc., 7, Avenue de Grande Bretagne, Office 11B2 Monte Carlo, MC 9800 and without charge a copy of the Indenture.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE4

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

[4]	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF LEGENDS

Each Global Note authenticated and delivered hereunder shall also bear the following legend:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

B-1

EXHIBIT C

FORM OF INCUMBENCY CERTIFICATE

The undersigned,                     , being the                      of Navios Maritime Holdings Inc. (the “Issuer”), does hereby certify that the individuals listed below are qualified and acting officers of the Issuer as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, Wilmington Trust, National Association, as Trustee under the Indenture dated as of [●], [●], by and among Navios Maritime Holdings, Inc. and Wilmington Trust, National Association, as Trustee

Navios Maritime Holdings Inc.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the              day of                     , 20    .

By:
Name:
Title:

C-1